eFunds Corporation Reports Second Quarter 2006 Results
Net Revenue of $132.4 million
Diluted Earnings per Share of $0.21

Scottsdale, ARIZ., Aug. 9, 2006 — eFunds Corporation (NYSE: EFD), the Company that delivers innovative payment processing and information intelligence solutions, today reported net revenue of $132 million for the quarter ended June 30, 2006. This amount represents an increase of 14% over net revenue of $116 million reported during the second quarter of 2005. Reported operating income was $15 million, or 12% of net revenue, compared to $19 million, or 16% of net revenue, reported in the prior year quarter. The Company’s operating income in the second quarter of 2006 reflects a $6 million operating loss by the Prepaid Solutions business that it acquired in July 2005 while the prior year quarterly results include a $2 million benefit from a state business tax refund received during that quarter. Second quarter net income was $10 million, or $0.21 per diluted share, compared to net income of $13 million, or $0.27 per diluted share, reported in the second quarter of 2005.

For the six months ended June 30, 2006, the Company reported net revenue of $272 million compared to net revenue of $231 million reported in the first half of 2005. Reported operating income for the first half of 2006 was $30 million, or 11% of net revenue, compared to operating income of $34 million, or 15% of net revenue, reported in same period in the prior year. Net income for the first half of 2006 was $20 million, or $0.43 per diluted share, as compared to net income of $25 million, or $0.51 per diluted share reported in same period of 2005.

“During the quarter, our Prepaid Solutions business continued to attract and win new customers while we continued our efforts to integrate that business’ operations within eFunds. Our prepaid business exhibits a high level of seasonality due to the impact of holiday gift card sales and we continue to anticipate that this business will make a positive contribution over the second half of the year. We expect that this business will be largely neutral to our consolidated operating income for the entirety of 2006,” stated Paul Walsh, Chairman and CEO of eFunds. “Our EFT Processing business reported double digit revenue growth and we continued to capitalize on our international opportunities with new customer wins in Asia and Europe,” stated Walsh.

During the second quarter of 2006, the Company reclassified its segments to reflect the geographic location of its customers and the ongoing revisions to the Company’s organizational structure as part of management’s efforts to develop a more customer-focused organization. For customers based in the U.S., the business results have been further segmented into payment and risk management solutions. The Company’s prior year results have been re-presented in the new format in the attached schedules.

Forward-looking Statements

The Company re-affirmed its previously published guidance that 2006 diluted earnings per share will be between $1.15 — $1.25 and reported that it now anticipates that 2006 net revenues will increase 11 – 15 percent over 2005 net revenues.

The foregoing expectations reflect the following assumptions:

•	An effective tax rate of approximately 35% for the balance of 2006;

•	Cash outlays for capital expenditures and product development activities in 2006 will approximate $40 million, and

•	The aggregate revenues from the Company’s prepaid business in the second half of 2006 should increase over the levels seen in the first six months of this year in a manner generally consistent with historical periods and the cost savings from integration activities related to this business should exceed $4 million over the balance of the year.

Conference Call
eFunds will hold a one-hour conference call today at 10:00 a.m. EST to discuss the Company’s quarterly and year-to-date financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939). The call will also be broadcast on the Company’s Web site at www.efunds.com under the “Our Company/Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. EDT on Aug. 23, 2006. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 3452602. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
With more than 30 years of payment processing and information intelligence expertise, eFunds delivers flexible, innovative solutions to the world’s leading businesses. Leveraging mission-critical business insight, we enable financial services companies, retailers and government organizations to grow their businesses while reducing transaction and infrastructure costs, detecting potential fraud and building long-term customer value. Our flexible delivery model means solutions can be run in-house, outsourced or anything in between, helping customers balance the need for control with operational efficiency and low cost of ownership. From the point of account opening to the settlement of every transaction – debit, credit, or prepaid – eFunds helps businesses win more of the right customers, serve them more efficiently and keep them. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005 and subsequent Reports on Form 10-Q.

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$132,397	100.0%	$116,294	100.0%

Operating expenses
Processing, communication and service costs	33,046	25.0%	27,612	23.7%
Employee costs	55,699	42.1%	49,868	42.9%
Depreciation and amortization	11,854	9.0%	8,077	6.9%
Other operating costs	16,615	12.5%	12,229	10.5%
Total operating expenses	117,214	88.5%	97,786	84.1%

Income from operations	15,183	11.5%	18,508	15.9%
Interest expense	(1,424)	-1.1%	(130)	-0.1%
Other income — net	1,179	0.9%	1,216	1.0%

Income before income taxes	14,938	11.3%	19,594	16.8%
Provision for income taxes	(5,228)	-3.9%	(6,662)	-5.7%

Net income	$9,710	7.3%	$12,932	11.1%

Shares outstanding
Basic	46,517		45,649

Diluted	47,260		47,095

Earnings per share
Basic	$0.21		$0.28

Diluted	$0.21		$0.27

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended June 30,
	2006		2005
(in thousands, except per share amounts)			(revised)
Net revenue	$272,135	100.0%	$230,532	100.0%

Operating expenses
Processing, communication and service costs	68,339	25.1%	56,515	24.5%
Employee costs	114,777	42.2%	100,880	43.8%
Depreciation and amortization	23,632	8.7%	16,224	7.0%
Other operating costs	35,035	12.9%	23,382	10.1%
Total operating expenses	241,783	88.8%	197,001	85.5%

Income from operations	30,352	11.2%	33,531	14.5%
Interest expense	(3,000)	-1.1%	(251)	-0.1%
Other income — net	1,986	0.7%	2,812	1.2%

Income before income taxes	29,338	10.8%	36,092	15.7%
Provision for income taxes	(8,968)	-3.3%	(11,270)	-4.9%

Net income	$20,370	7.5%	$24,822	10.8%

Shares outstanding
Basic	46,332		47,417

Diluted	47,130		48,924

Earnings per share
Basic	$0.44		$0.52

Diluted	$0.43		$0.51

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
(in thousands)	(Unaudited)	(revised)
Current assets:
Cash and cash equivalents	$94,574	$85,987
Restricted cash	26,966	28,183
Settlement assets	14,128	28,438
Accounts receivable — net	96,100	96,115
Deferred income taxes	19,701	27,422
Prepaid expenses and other current assets	21,543	18,341

Total current assets	273,012	284,486

Property and equipment — net	62,604	63,721
Intangibles-net	411,805	398,337
Other non-current assets	13,667	17,638

Total assets	$761,088	$764,182

Current liabilities:
Accounts payable	$17,662	$23,902
Settlement liabilities	14,476	28,519
Accrued liabilities	36,344	56,011
Acquisition Holdbacks	28,677	25,052
Deferred revenue and gains	25,716	23,978
Long-term debt due within one year	4,720	5,030

Total current liabilities	127,595	162,492

Long-term deferred gains	22,858	27,637
Long-term debt	105,275	106,973
Other long-term liabilities	21,090	15,481

Total liabilities	276,818	312,583

Stockholders’ equity:
Common stock	512	505
Additional paid-in capital	512,030	498,939
Treasury stock at cost	(100,000)	(100,000)
Retained earnings	71,515	51,144
Accumulated other comprehensive income	213	1,011
Stockholders’ equity	484,270	451,599

Total liabilities and stockholders’ equity	$761,088	$764,182

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
(in thousands)		(revised)
Cash flows from operating activities:
Net income	$20,370	$24,822
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,728	6,947
Amortization	14,904	9,277
Stock-based compensation	4,662	4,474
Excess tax benefit from share-based compensation	(1,130)	(951)
Deferred income taxes	12,599	3,657
Other — net	79	(191)
Changes in assets and liabilities
Restricted cash	2,260	6,715
Accounts receivable	(178)	(187)
Accounts payable	(6,232)	(5,344)
Deferred revenue gains	(2,774)	(547)
Income taxes receivable/payable	(13,159)	(26,810)
Other assets and liabilities	(16,021)	(16,903)

Net cash provided by operating activities	24,108	4,959

Cash flows from investing activities:
Capital expenditures	(20,983)	(11,790)
Acquisitions	—	(54,598)
Purchases of short-term investments	—	(98,925)
Proceeds from sale of short-term investments	—	187,065
Proceeds from dispositions	2,356	—
Other — net	(4,533)	(3,258)

Net cash (used in) provided by investing activities	(23,160)	18,494

Cash flows from financing activities:
Purchase of common stock	—	(100,000)
Issuance of common stock	8,442	8,079
Excess tax benefit from share-based compensation	1,130	951
Payments on long-term debt	(1,987)	(984)
Other	54	—

Net cash provided by (used in) financing activities	7,639	(91,954)

Net increase (decrease) in cash and cash equivalents	8,587	(68,501)
Cash and cash equivalents at beginning of period	85,987	274,477

Cash and cash equivalents at end of period	$94,574	$205,976

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	June 30,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
US Payments	$68,149	$56,395	$11,754	21%
US Risk Management	46,359	48,199	(1,840)	-4%
International	17,889	11,700	6,189	53%

Total net revenue	132,397	116,294	16,103	14%

Operating expenses:
Processing, employee and other costs -
US Payments	59,345	40,644	18,701	46%
US Risk Management	27,735	31,488	(3,753)	12%
International	16,008	12,572	3,436	27%

Total processing, employee and other costs	103,088	84,704	18,384	22%

Allocated overhead -
US Payments	3,628	3,931	(303)	-8%
US Risk Management	3,327	3,059	268	9%
International	2,190	1,266	924	73%
Corporate	4,981	4,826	155	3%

Total allocated overhead	14,126	13,082	1,044	8%

Income (loss) from operations:
US Payments	5,176	11,820	(6,644)	-56%
US Risk Management	15,297	13,652	1,645	12%
International	(309)	(2,138)	1,829	86%
Corporate	(4,981)	(4,826)	(155)	-3%

Total income from operations	$15,183	$18,508	$(3,325)	18%

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Six Months Ended
	June 30,		Change
	2006	2005	$	%
(in thousands)		(revised)
Net revenue:
US Payments	$142,788	$111,212	$31,576	28%
US Risk Management	96,245	96,709	(464)	0%
International	33,102	22,611	10,491	46%

Total net revenue	272,135	230,532	41,603	18%

Operating expenses:
Processing, employee and other costs -
US Payments	124,596	82,556	42,040	51%
US Risk Management	57,255	62,857	(5,602)	-9%
International	31,330	23,926	7,404	31%

Total processing, employee and other costs	213,181	169,339	43,842	26%

Allocated overhead -
US Payments	7,555	8,383	(828)	10%
US Risk Management	6,643	6,616	27	0%
International	4,116	2,458	1,658	67%
Corporate	10,288	10,205	83	1%

Total allocated overhead	28,602	27,662	940	3%

Income (loss) from operations:
US Payments	10,637	20,273	(9,636)	-48%
US Risk Management	32,347	27,236	5,111	19%
International	(2,344)	(3,773)	1,429	38%
Corporate	(10,288)	(10,205)	(83)	-1%

Total income from operations	$30,352	$33,531	$(3,179)	-9%

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
(in millions)
US Payments
EFT processing	$36.2	$30.7	18%	$71.1	$59.7	19%
Prepaid solutions	17.8	—	*	39.6	—	*
Government	10.2	13.1	-22%	20.3	26.4	-23%
Software sales and other services	3.9	12.6	-69%	11.7	25.1	-53%

	$68.1	$56.4	21%	$142.7	$111.2	28%

US Risk Management
Financial institution products	$36.7	$34.5	6%	$74.7	$67.2	11%
Retail products	4.9	5.7	-14%	9.5	10.7	-11%
BPO	4.8	8.0	-40%	12.1	18.8	-36%

	$46.4	$48.2	-4%	$96.3	$96.7	—%

International
Software sales	$9.1	$6.1	49%	$15.1	$12.5	21%
BPO	7.1	5.5	29%	15.0	9.9	52%
EFT processing	1.7	0.1	*	3.0	0.2	*

	$17.9	$11.7	53%	$33.1	$22.6	46%

EFUNDS CORPORATION
CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS INFORMATION
(RESULTS ADJUSTED TO REFLECT THE REVISED
SEGMENT PRESENTATION)
(Unaudited)

	2005 Quarter Ended					Three months ended
(in thousands)	March 31	June 30	September 30	December 31	Year ended 2005	March 31, 2006
Net revenue:
US Payments	$54,817	$56,395	$72,133	$77,316	$260,661	$74,639
US Risk Management	48,510	48,199	47,857	44,035	188,601	49,886
International	10,911	11,700	13,160	16,675	52,446	15,213

Total net revenue	114,238	116,294	133,150	138,026	501,708	139,738

Operating expenses:
Processing, employee and other costs -
US Payments	41,912	40,644	61,943	62,812	207,311	65,251
US Risk Management	31,369	31,488	29,240	29,113	121,210	29,520
International	11,354	12,572	12,946	13,714	50,586	15,322

Total processing, employee and other costs	84,635	84,704	104,129	105,639	379,107	110,093

Allocated overhead -
US Payments	4,452	3,931	3,694	4,130	16,207	3,927
US Risk Management	3,557	3,059	3,027	3,278	12,921	3,316
International	1,192	1,266	1,602	1,885	5,945	1,926
Corporate	5,379	4,826	5,143	4,859	20,207	5,307

Total allocated overhead	14,580	13,082	13,466	14,152	55,280	14,476

Income (loss) from operations:
US Payments	8,453	11,820	6,496	10,374	37,143	5,461
US Risk Management	13,584	13,652	15,590	11,644	54,470	17,050
International	(1,635)	(2,138)	(1,388)	1,076	(4,085)	(2,035)
Corporate	(5,379)	(4,826)	(5,143)	(4,859)	(20,207)	(5,307)

Total income from operations	$15,023	$18,508	$15,555	$18,235	$67,321	$15,169